UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2020
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 12, 2020, Diamond Sports Group, LLC and Diamond Sports Finance Company (together, the “Issuers”), indirect subsidiaries of Sinclair Broadcast Group, Inc., issued a press release announcing that they have commenced a private exchange offer (the “Exchange Offer”) to certain eligible holders to exchange any and all of the Issuers’ outstanding 6.625% Senior Notes due 2027 (the “Senior Notes”) for newly issued 12.750% Senior Secured Notes due 2026 and a cash payment on the terms and subject to the conditions set forth in the Confidential Offering Memorandum, Offer to Exchange and Consent Solicitation Statement, dated May 12, 2020. Concurrently with the Exchange Offer, the Issuers are soliciting consents from holders of the Senior Notes to certain proposed amendments to the indenture governing the Senior Notes, to eliminate most of the restrictive covenants and certain of the events of default contained therein (the “Proposed Senior Notes Amendments”). Holders of the Senior Notes who validly tender their Senior Notes will be deemed to consent to the Proposed Senior Notes Amendments, and holders of the Senior Notes may not deliver consents to the Proposed Senior Notes Amendments without validly tendering their Senior Notes in the Exchange Offer. The Issuers must receive consents from holders of a majority in aggregate principal amount of outstanding Senior Notes not owned by the Issuers or any of their affiliates to adopt the Proposed Senior Notes Amendments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 12, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: May 12, 2020